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                                                                Exhibit 23.1


                      Consent of Coopers & Lybrand, L.L.P.


We consent to the inclusion in this report on Form 8-K/A of our report dated March 14, 1997, on our audit of the financial statements of New York Payroll Factors, Inc. as of December 31, 1996 and for each of the two years in the period ended December 31, 1996.


/s/ Coopers & Lybrand, L.L.P.


Melville, New York
July 17, 1997